UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/15/2005

QUEPASA Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-25565

Nevada	86-0879433
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

410 N. 44th Street
Suite 450
Phoenix, AZ 85008
(Address of Principal Executive Offices, Including Zip Code)

602-716-0100
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On August 11, 2005, the Chief Executive Officer reported to the Board of Directors that Quepasa had recently entered into an Advertising Agreement with Google, Inc., and that revenue from Google, Inc. had surpassed $10,000 in the most recent 30 day period.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUEPASA Corporation

Date: August 15, 2005.	By:	/s/ Jeffrey Peterson
Jeffrey Peterson
Chairman and CEO